VOTING RESULTS OF SPECIAL MEETINGS OF
SHAREHOLDERS

A special meeting of the shareholders
(the Special Meeting) of Scout Funds
was held on October 20, 2017, and was
reconvened on October 27, 2017 and
November 2, 2017 with respect to the
Scout International Fund, Scout Mid
Cap Fund, Scout Core Bond Fund and
Scout Low Duration Bond Fund. At the
Special Meeting, shareholders of each
series of Scout Funds (each a Fund)
voted on a proposal to approve an
Agreement and Plan of Reorganization
and Termination pursuant to which each
Fund was reorganized with and into a
newly created series of the Carillon
Series Trust. Further details regarding
the proposals and the Special Meeting
are contained in a definitive proxy
statement filed with the SEC on
September 1, 2017 by the Carillon
Series Trust.

The agreement and plan of
reorganization was approved by
shareholders of each Fund (voting
separately on a Fund-by-Fund basis) as
follows:

	Affirmative	Against
	Abstain
Scout International Fund
	20,233,503 	954,383
	3,808,423
Scout Mid Cap Fund
	34,821,034 	1,049,397
	4,651,768
Scout Small Cap Fund
	4,080,702 	257,278
	248,348
Scout Low Duration Fund
	2,041,722 	433
	359,432
Scout Core Bond Fund
	6,090,334 	661,331
	335,221
Scout Core Plus Bond Fund
	14,049,698 	20,706
	868,642
Scout Unconstrained Bond Fund
	73,737,768 	204,222
	1,103,374